Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT AND

AMENDMENT TO CONSENT AGREEMENT

This Eighth Amendment to Credit Agreement and Amendment to Consent Agreement (this “Amendment”) dated as of December 31, 2018 is entered into by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of March 21, 2017, as amended by a Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017, as further amended by a Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement dated as of August 10, 2017, as further amended by a Third Amendment to Credit Agreement dated as of November 7, 2017, as further amended by a Waiver and Fourth Amendment to Credit Agreement dated as of February 9, 2018, as further amended by a Fifth Amendment to Credit Agreement dated as of April 5, 2018, and as further amended by a Forbearance and Sixth Amendment to Credit Agreement, dated as of May 23, 2018 (the “Forbearance Agreement”) and as further amended by a Seventh Amendment to Credit Agreement and Amendment to Consent Agreement (the “Consent Amendment”) dated as of October 31, 2018 (as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are party to a certain Consent, dated August 17, 2018, as amended by a Waiver and Amendment to Consent Agreement dated as of September 27, 2018, as further amended by the Consent Amendment (the “Consent Agreement”), which, among other things, amended certain terms of the Forbearance Agreement; and

WHEREAS, the Borrowers have advised the Administrative Agent that they intend to repay all Obligations due and owing in connection with the Term Loans; as of the date hereof such amount is approximately $5,025,856.16 (the “Term Loan Payoff Amount”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to modify and amend certain terms and conditions of the Credit Agreement and the Consent Agreement to among other things, reduce the Term Commitment to zero dollars ($0), and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Amendments to Credit Agreement.

a.	The cover page to the Credit Agreement is hereby amended by deleting the reference to “$35,000,000” in the first line thereof and inserting “$30,000,000” in lieu therefor.

b.	The second recital to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrowers, upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $30,000,000, consisting of a term loan facility in the aggregate original principal amount of $0, and a revolving loan facility in an aggregate amount not to exceed $30,000,000, with a letter of credit sub-facility in the aggregate availability amount on the Closing Date of $0.00 (as a sublimit of the revolving loan facility) and a swingline sub-facility in the aggregate availability amount on the Closing Date of $0.00 (as a sublimit of the revolving loan facility);”

c.	The following new definition is hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

““Eighth Amendment Effective Date”: December 31, 2018”

d.	The following definition set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers in an aggregate principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. At all times from and after the Eighth Amendment Effective Date the aggregate amount of the Term Commitments shall be $0”

e.	Schedule 1.1A of the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 1.1A, attached hereto.

2.     Amendments to Consent Agreement. Subject to the terms and conditions of this Amendment:

a.	Section 6(d) of the Consent Agreement is hereby amended and restated as follows:

“d.     On or prior to December 31, 2018 the Borrowers shall deliver to the Administrative Agent updated pro forma Projections and financial statements (in each case, after giving effect to the Merger);”

b.	Section 6(e) of the Consent Agreement is hereby amended and restated as follows:

“e.    On or prior to January 31, 2019 (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrowers and Administrative Agent shall have mutually agreed upon the financial covenant levels set forth in Section 7 of the Credit Agreement, which shall be based upon the projections required to be delivered pursuant to Section 6(d) above, for the avoidance of doubt, in the event that the Borrowers fail to agree on such covenant levels on or prior to January 31, 2019, such failure shall constitute an immediate Event of Default under the Credit Agreement.”

3.    Financial Covenant Testing. Notwithstanding anything to the contrary in the Forbearance Agreement or the Credit Agreement, and provided that new financial covenant levels are set on or prior to January 31, 2019, the financial covenants set forth in Sections 7.1(a) and 7.1(b) of the Credit Agreement shall not be tested for the periods ending October 31, 2018, November 30, 2018 and December 31, 2018. For the avoidance of doubt, such financial covenants shall be tested for the period ending January 31, 2019 (and thereafter in accordance with the terms of the Credit Agreement).

4.    Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.    This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder;

b.    The Administrative Agent shall have received payment in full in cash of the Term Loan Payoff Amount;

c.    All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties;

d.    No Default or Event of Default shall have occurred and be continuing;

e.    After giving effect to this Amendment, each of the representations and warranties made by each Loan Party herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date; and

f.    All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

5.    Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

a.    This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

b.    After giving effect to this Amendment, each of the representations and warranties made by each Loan Party set forth in this Amendment, the Credit Agreement, and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

c.    The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrowers under the Credit Agreement, as amended by this Amendment (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

d.    The information set out in the Beneficial Ownership Certificate dated October 31, 2018 remains true, accurate and complete as of the date hereof.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

6.    Payment of Costs and Expenses. The Borrowers shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto, including, without limitation, any fees that have been invoiced prior to the date hereof (which fees include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

7.    Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided, however, that nothing in the Credit Agreement as amended by this Amendment shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.    Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.    Effect on Loan Documents.

a.    The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Document or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the

Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby further ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

b.    To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

c.    This Amendment is a Loan Document.

10.    Release of Claims.

a.    The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Loan Parties make the releases contained in this Section 10. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Loan Parties hereby fully and unconditionally release and forever discharge each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Amendment is executed, whether known or unknown to the Loan Parties on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Loan Parties have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Loan Parties represent and warrant that they have no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Loan Parties against the Released Parties which is not released hereby. The Loan Parties represent and warrant that the foregoing constitutes a full and complete release of all Claims.

b.    Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each of the Released Parties that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any of the Released Parties on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 10(a) above. If any Loan Party violates the foregoing covenant, the Borrowers, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any of the Released Parties may sustain as a result of such violation, all attorneys’ fees and costs incurred by any of the Released Parties as a result of such violation.

11.    Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

12.    Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWERS:

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham

Name:	Timothy M. Cunningham

Title:	Chief Financial Officer

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham

Name:	Timothy M. Cunningham

Title:	Treasurer

SILICON VALLEY BANK, as the Administrative Agent, Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Sam Subilia

Name:	Sam Subilia

Title:	Vice President

SCHEDULE 1.1A

COMMITMENTS

AND AGGREGATE EXPOSURE PERCENTAGES

REVOLVING COMMITMENTS

Lender	Revolving Commitment	Revolving Percentage

Silicon Valley Bank	$30,000,000.00	100%
Total	$30,000,000.00	100%

L/C COMMITMENTS

(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	L/C Commitments	L/C Percentage

Silicon Valley Bank	$0.00	100%
Total	$0.00	100%

SWINGLINE COMMITMENT

(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	Swingline Commitment	Exposure Percentage

Silicon Valley Bank	$0.00	100%
Total	$0.00	100%

TERM COMMITMENTS

Lender	Term Commitment	Term Percentage

Silicon Valley Bank	$0.00	100%
Total	$0.00	100%